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EXHIBIT 2.4

                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT
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         This First Amendment (the "Amendment") to that certain Asset Purchase
Agreement, dated as of November 20, 2001 (the "Purchase Agreement"), by and between EXCALIBUR AEROSPACE, INC., a Oklahoma corporation (the "Purchaser") and AEROWELD, INC., a Oklahoma corporation (the "Seller"), is made as of December 30, 2001, by and between Purchaser and the Seller. The Seller and the Purchaser are each a "party" and together are the "parties" to this Amendment.

                                    RECITALS

         WHEREAS, the parties to the Purchase Agreement desire to attach certain schedules and exhibits to the Purchase Agreement pursuant to this Amendment and to address other issues raised by the parties;

                                    AGREEMENT

         NOW, THEREFORE, for and in consideration of the mutual benefits to be derived, the promises and agreements herein contained, other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       AMENDMENT.

         1.1 The Effective Date of the Purchase Agreement is agreed to be November 20, 2001, and the blanks in the cover page and in the first line of page 1 of the Purchase Agreement are completed with the number "20", to reflect that fact and each party is authorized to complete their counterparts of the Purchase Agreement with the date of November 20, 2001.

         1.2 Section 3.1(a)(i) of the Purchase Agreement is hereby deleted and the following is substituted in its place: "(i) Cash and promissory note payments as follows:

                            (A) the sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) in readily available funds at Closing;

                            (B) the sum of SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($750,000.00) on or before December 15, 2001; and

                            (C) a promissory note in the original principal amount of $1,250,000.00, payable in 72 equal payments, with the first payment being due on February 28, 2002 (all in form and substance satisfactory to Seller), which shall be secured by the furniture, equipment and inventory of Purchaser and Purchaser's Affiliate, Excalibur Services, Inc.."

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         1.3 Seller acknowledges that Purchaser has paid the amounts referenced in 3.1(a)(i)(A) and (B).

2. CONSTRUCTION. Unless otherwise defined in this Amendment, the capitalized terms used in this Amendment will have the meanings ascribed to them in the Purchase Agreement. In the event of a conflict between the respective provisions of the Purchase Agreement and this Amendment, the terms of this Amendment shall control.

3. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

4. EFFECT OF AMENDMENT. Except as specifically amended by this Amendment, the terms and conditions of the Purchase Agreement shall remain in full force and effect for all purposes, and the parties hereby ratify, update and confirm the representations, warrants, covenants, and obligations of the parties under the Purchase Agreement, as amended pursuant to this Amendment.

         IN WITNESS WHEREOF, each of the Parties hereto has caused this First Amendment to the Purchase Agreement to be executed on its behalf as of the date first above written.

                                      EXCALIBUR AEROSPACE, INC., an Oklahoma
                                      corporation


                                      By:
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                                           William S. H. Stuart
                                           Chief Executive Officer

                                      AEROWELD, INC., an Oklahoma corporation


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


Tommy Worth has executed this Agreement for the purpose of agreeing to the provisions of this Amendment and reaffirming his obligations detailed in the Purchase Agreement.


                                      ------------------------------------------
                                      Tommy Worth